For more information, contact
Robert D. Sznewajs
President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President & CFO
(503) 598-3250

West Coast Bancorp Reports First Quarter 2011 Profits

•	First quarter 2011 net income was $5.1 million or $.05 per diluted share.

•	Return on average assets, annualized, was .84% in the first quarter.

•	New loan origination volume during the first quarter continued to improve from prior quarters.

•	Nonperforming assets of $93.3 million or 3.8% of total assets at March 31, 2011, declined from previous quarter end and a year ago.

•	First quarter 2011 net interest margin improved to 3.81% from 3.38% in the same period last year.

Lake Oswego, OR – April 25, 2011 – West Coast Bancorp (NASDAQ: WCBO) (“Bancorp” or “Company”), the parent company of West Coast Bank (“Bank”) and West Coast Trust Company, Inc., today announced net income of $5.1 million or $.05 per diluted share for first quarter 2011 compared to a net loss for first quarter 2010 of $.9 million or $.01 per diluted share. The Company also reported an annualized return on average assets of .84% in the most recent quarter, compared to an operating loss in the first quarter of 2010. The year-over-year first quarter improvement was primarily reflective of positive trends in both provision for credit losses and Other Real Estate Owned (“OREO”) valuation adjustments.

“The results for the first quarter of 2011, reflecting a profit of $5.1 million and an annualized return on average assets of .84%, represent continuous progress for the Company from prior periods as virtually all of the key financial metrics of the Company continued their trend of improvement,” said Robert D. Sznewajs, President and Chief Executive Officer. “The continued growth in loan origination volume is beginning to impact total loan balances. Combined with further declines in the credit costs, growth in the loan portfolio will, over time, improve our operating leverage and further enhance our overall operating results,” said Sznewajs.

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

Table 1 below shows summary financial information for the quarters ended March 31, 2011 and 2010, and December 31, 2010.

Table 1
SUMMARY FINANCIAL INFORMATION

	Quarter ended	Quarter ended		Quarter ended
	March 31,	March 31,		Dec. 31,
(Shares in thousands)	2011	2010	Change	2010	Change
Selective quarterly performance ratios
Return on average assets, annualized	0.84%	-0.13%	0.97	0.31%	0.53
Return on average equity, annualized	7.56%	-1.42%	8.98	2.75%	4.81
Efficiency ratio for the quarter to date	74.14%	78.41%	(4.27)	77.42%	(3.28)

Share and Per Share Figures-Actual
Common shares outstanding at period end	96,416	92,077	4,339	96,431	(15)
Weighted average diluted shares	99,694	67,125	32,569	97,863	1,831
Income (loss) per diluted share	$0.05	$(0.01)	$0.06	$0.02	$0.03
Book value per common share	$2.65	$2.60	$0.05	$2.61	$0.04

Please see Table 19 for additional information regarding outstanding shares and the possible dilutive effects of presently outstanding securities.

Capital Ratios
	March 31,	March 31,		Dec. 31,
	2011	2010	Change	2010	Change
West Coast Bancorp
Tier 1 risk based capital ratio	17.72%	15.88%	1.84	17.47%	0.25
Total risk based capital ratio	18.98%	17.14%	1.84	18.74%	0.24
Leverage ratio	13.40%	11.57%	1.83	13.02%	0.38

West Coast Bank
Tier 1 risk based capital ratio	17.02%	15.24%	1.78	16.79%	0.23
Total risk based capital ratio	18.28%	16.50%	1.78	18.05%	0.23
Leverage ratio	12.87%	11.16%	1.71	12.51%	0.36

Capital Strength
As indicated in Table 1 above, the combination of a return to profitability and a reduction in risk weighted assets continued to strengthen the Company’s capital position. At March 31, 2011, the Company’s Tier 1 and Total risk based capital ratios measured 17.72% and 18.98%, respectively, while its leverage ratio was 13.40%.

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

Balance Sheet Overview

Total loan balances declined $131 million or 8% from March 31, 2010 to $1.54 billion at March 31, 2011, but remained essentially unchanged from year end 2010. While loan balances contracted year-over-year, the Company has experienced a steady increase in quarterly loan origination volumes during this period as evidenced by total loan balances stabilizing during the most recent quarter. Total real estate construction loan balances declined $47 million or 55% over the past twelve months. This decline is directly a result of minimal new loan originations in this loan category during that time period.  The commercial loan portfolio contracted $36 million or 10% from March 31, 2010, with a reduction in commercial nonaccrual balances representing a portion of this decline. At March 31, 2011, total residential real estate construction loans represented just 1% of total loans compared to 4% a year ago.

Table 2
PERIOD END LOANS
(Dollars in thousands)	Mar. 31,	% of	Mar. 31,	% of	Change		Dec. 31,	% of
	2011	Total	2010	total	Amount	%	2010	Total
Commercial loans	$306,864	20%	$342,385	21%	$(35,521)	-10%	$309,327	20%
Commercial real estate construction	17,711	1%	23,554	1%	(5,843)	-25%	19,760	1%
Residential real estate construction	19,896	1%	60,879	4%	(40,983)	-67%	24,325	2%
Total real estate construction loans	37,607	2%	84,433	5%	(46,826)	-55%	44,085	3%
Mortgage	63,780	4%	74,613	4%	(10,833)	-15%	67,525	4%
Nonstandard mortgage	11,140	1%	18,233	1%	(7,093)	-39%	12,523	1%
Home equity	266,606	17%	277,527	17%	(10,921)	-4%	268,968	18%
Total real estate mortgage	341,526	22%	370,373	22%	(28,847)	-8%	349,016	23%
Commercial real estate loans	834,880	55%	853,180	51%	(18,300)	-2%	818,577	53%
Installment and other consumer loans	14,823	1%	16,562	1%	(1,739)	-10%	15,265	1%
Total loans	$1,535,700		$1,666,933		$(131,233)	-8%	$1,536,270

Yield on loans	5.38%		5.44%		(0.06)		5.43%

Reflecting the Company’s strong liquidity position, the Company’s total cash equivalents and investment securities balance was $768 million or 33% of earning assets at March 31, 2011. Since March 31, 2010, the Company reduced its cash equivalents by $118 million while increasing its investment portfolio $72 million, with growth in mortgage-backed securities of $74.9 million. The expected duration of the investment portfolio was 3.1 years at March 31, 2011, compared to 2.7 years at March 31, 2010.

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

Table 3
PERIOD END CASH EQUIVALENTS AND INVESTMENT SECURITIES
(Dollars in thousands)	Mar. 31,	% of	Mar. 31,	% of	Change		Dec. 31,	% of
	2011	Total	2010	total	Amount	%	2010	Total
Cash equivalents:
Federal funds sold	$1,966	0%	$3,859	1%	$(1,893)	-49%	$3,367	0%
Interest-bearing deposits in other banks	122,224	16%	238,680	29%	(116,456)	-49%	131,952	17%
Total cash equivalents	124,190	16%	242,539	30%	(118,349)	-49%	135,319	17%

Investment securities:
U.S. Treasury securities	4,282	1%	24,849	3%	(20,567)	-83%	14,392	2%
U.S. Government Agency securities	153,017	19%	136,208	17%	16,809	12%	194,230	24%
Corporate securities	9,850	1%	10,231	1%	(381)	-4%	9,392	1%
Mortgage-backed securities	405,740	53%	330,849	41%	74,891	23%	363,618	47%
Obligations of state and political sub.	59,136	8%	60,111	7%	(975)	-2%	52,645	7%
Equity investments and other securities	11,680	2%	9,352	1%	2,328	25%	11,835	2%
Total investment securities	643,705	84%	571,600	70%	72,105	13%	646,112	83%

Total cash equivalents and investment securities	$767,895	100%	$814,139	100%	$(46,244)	-6%	$781,431	100%

Tax equivalent yield on cash equivalents and investment securities	2.52%		2.34%		0.18		2.21%

First quarter 2011 average total deposits of $1.93 billion declined 7% or $157 million from the same quarter in 2010. With excess balance sheet liquidity, in large part caused by the year-over-year decline in loan balances, we elected to reduce higher cost time deposit balances. Consequently, average time deposit balances declined $239 million or 47% year-over-year first quarter, and time deposits represented just 14% of the Company’s average total deposits in the most recent quarter compared to 24% during first quarter 2010.

The number of checking accounts increased by over 6,000 accounts or 7% over the past 12 months and first quarter average checking account balances grew $56 million or 7% year-over-year. The continuing shift in the mix of deposit balances from time deposits to non-time deposits together with our deposit pricing strategies, helped reduce the rate paid on total deposits to .38% in first quarter 2011, a decline of 45 basis points from .83% same quarter last year. The rate paid on total deposits remained virtually unchanged from the fourth quarter of 2010.

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

Table 4
QUARTERLY AVERAGE DEPOSITS BY CATEGORY
(Dollars in thousands)	Q1	% of	Q1	% of	Change		Q4	% of
	2011	Total	2010	Total	Amount	%	2010	Total
Demand deposits	$552,229	28%	$519,492	25%	$32,737	6%	$566,998	29%
Interest bearing demand	344,090	18%	321,070	15%	23,020	7%	349,071	18%
Total checking deposits	896,319	46%	840,562	40%	55,757	7%	916,069	47%
Savings	106,309	6%	98,075	5%	8,234	8%	105,114	5%
Money market	660,672	34%	642,594	31%	18,078	3%	670,580	34%
Total non-time deposits	1,663,300	86%	1,581,231	76%	82,069	5%	1,691,763	86%
Time deposits	269,038	14%	507,706	24%	(238,668)	-47%	281,009	14%
Total deposits	$1,932,338	100%	$2,088,937	100%	$(156,599)	-7%	$1,972,772	100%

Average rate on total deposits	0.38%		0.83%		(0.45)		0.40%

Table 5
NUMBER OF DEPOSIT ACCOUNTS
	Mar. 31,	% of	Mar. 31,	% of	Change		Dec. 31,	% of	Change
	2011	Total	2010	Total	#	%	2010	Total	#	%1
Demand deposits	52,805	33%	49,230	32%	3,575	7%	51,324	33%	1,481	12%
Interest bearing demand	53,377	33%	50,465	32%	2,912	6%	52,468	33%	909	7%
Total checking accounts	106,182	66%	99,695	64%	6,487	7%	103,792	66%	2,390	9%
Savings	29,710	19%	27,773	18%	1,937	7%	28,924	19%	786	11%
Money market	14,357	9%	14,629	9%	(272)	-2%	14,388	9%	(31)	-1%
Total non-time deposits	150,249	94%	142,097	91%	8,152	6%	147,104	94%	3,145	9%
Time deposits	9,678	6%	13,850	9%	(4,172)	-30%	10,014	6%	(336)	-13%
Total deposit accounts	159,927	100%	155,947	100%	3,980	3%	157,118	100%	2,809	7%

1 Annualized.

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

Operating Results Improved from First Quarter 2010

As shown in Table 6 below, first quarter 2011 net income of $5.1 million increased $6.0 million compared to a net loss of $.9 million in the same quarter of 2010, and an increase of $3.2 million from $1.9 million in fourth quarter of 2010. The improved year-over-year first quarter results were primarily due to a $5.6 million decline in provision for credit losses and a $1.7 million reduction in Other Real Estate Owned (“OREO”) valuation adjustments and losses resulting from OREO dispositions.

First quarter 2011 net interest income of $21.5 million grew $.9 million or 4% from the same quarter in 2010. This increase was attributable to a reduction in interest expense on deposits and borrowings which more than offset a decline in interest income on loans due to lower loan balances and a continued shift in average earning assets from higher yielding loan balances to investment securities.

Table 6
SUMMARY INCOME STATEMENT
(Dollars in thousands)	Q1	Q1	Change		Q4	Change
	2011	2010	$	%	2010	$	%

Net interest income	$21,512	$20,633	$879	4%	$21,889	$(377)	-2%
Provision for credit losses	2,076	7,634	(5,558)	-73%	1,693	383	23%
Noninterest income	8,916	6,408	2,508	39%	8,595	321	4%
Noninterest expense	22,553	21,095	1,458	7%	23,330	(777)	-3%
Income (loss) before income taxes	5,799	(1,688)	7,487	444%	5,461	338	6%
Provision (benefit) for income taxes 1	694	(800)	1,494	187%	3,549	(2,855)	-80%
Net income (loss)	$5,105	$(888)	$5,993	675%	$1,912	$3,193	167%

1 For more information on income taxes see table 10.

As shown in Table 7 below, the net interest margin of 3.81% in the most recent quarter expanded 43 basis points from 3.38% in first quarter 2010. A 39 basis points year-over-year first quarter expansion in the spread between yield and fees earned on loans and the rate paid on interest bearing deposits more than offset an unfavorable earning assets mix shift from loans to investment securities over the same period.

Table 7
NET INTEREST SPREAD AND MARGIN
(Annualized, tax-equivalent basis)	Q1	Q1		Q4
	2011	2010	Change	2010	Change
Yield on average interest-earning assets	4.41%	4.44%	(0.03)	4.35%	0.06
Rate on average interest-bearing liabilities	0.86%	1.41%	(0.55)	0.88%	(0.02)
Net interest spread	3.55%	3.03%	0.52	3.47%	0.08
Net interest margin	3.81%	3.38%	0.43	3.74%	0.07

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

As shown in Table 8 below, first quarter 2011 total noninterest income of $8.9 million increased $2.5 million from the same quarter last year. Excluding net loss on OREO of $.3 million in the most recent quarter and $2.1 million in the first quarter last year, the Company’s noninterest income increased $.8 million or 9%. This increase was a result of $.4 million growth in both payment system revenue and gains on sales of loans over the first quarter in 2010. The Company recorded gains on sales of investment securities of $.3 million in the quarter ended March 31, 2011, down $.2 million compared to first quarter 2010.

Table 8
NONINTEREST INCOME
(Dollars in thousands)	Q1	Q1	Change		Q4	Change
	2011	2010	$	%	2010	$	%
Noninterest income
Service charges on deposit accounts	$3,644	$3,596	$48	1%	$3,736	$(92)	-2%
Payment systems related revenue	2,930	2,536	394	16%	2,984	(54)	-2%
Trust and investment services revenues	1,148	979	169	17%	1,143	5	0%
Gains on sales of loans	513	141	372	264%	568	(55)	-10%
Gains on sales of securities	267	457	(190)	-42%	617	(350)	-57%
Other	748	757	(9)	-1%	733	15	2%
Total	9,250	8,466	784	9%	9,781	(531)	-5%

OREO gains (losses) on sale	323	301	22	7%	336	(13)	-4%
OREO valuation adjustments	(657)	(2,359)	1,702	72%	(1,522)	865	57%
Total net loss on OREO	(334)	(2,058)	1,724	84%	(1,186)	852	72%

Total noninterest income	$8,916	$6,408	$2,508	39%	$8,595	$321	4%

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

As shown in Table 9 below, first quarter 2011 total noninterest expense of $22.6 million increased $1.5 million or 7% from the first quarter 2010. Salaries and employee benefits expense grew $.7 million in the first quarter 2011 when compared to the same quarter a year ago, primarily reflecting higher variable performance based compensation and expense related to the restricted stock granted to employees in 2010. The continued increase in payment system expense was related to higher customer transaction volumes and expenses associated with the discontinuance of our debit card reward program in the most recent quarter. Due to a reversal of an over-accrual  relating to Federal Deposit Insurance Corporation (“FDIC”) insurance premium expense in the first quarter in 2010, which did not repeat itself in the most recent quarter, first quarter other noninterest expense increased $.5 million year-over-year.

Table 9
NONINTEREST EXPENSE
(Dollars in thousands)	Q1	Q1	Change		Q4	Change
	2011	2010	$	%	2010	$	%
Noninterest expense
Salaries and employee benefits	$11,877	$11,175	$702	6%	$11,521	$356	3%
Equipment	1,528	1,576	(48)	-3%	1,540	(12)	-1%
Occupancy	2,165	2,184	(19)	-1%	2,245	(80)	-4%
Payment systems related expense	1,247	1,004	243	24%	1,297	(50)	-4%
Professional fees	982	861	121	14%	822	160	19%
Postage, printing and office supplies	810	804	6	1%	816	(6)	-1%
Marketing	651	687	(36)	-5%	800	(149)	-19%
Communications	378	382	(4)	-1%	388	(10)	-3%
Other noninterest expense	2,915	2,422	493	20%	3,901	(986)	-25%
Total noninterest expense	$22,553	21,095	$1,458	7%	$23,330	$(777)	-3%

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

Income Taxes and Deferred Tax Asset Valuation Allowance

First quarter 2011 provision for income taxes was $.7 million compared to a benefit for income taxes in the same quarter of 2010 of $.8 million.  The provision for income taxes (expense) in the most recent quarter was the result of a $1.8 million decline in gross unrealized gains on the investment securities portfolio during the quarter.

At March 31, 2011, the Company maintained a valuation allowance of $21.5 million against the deferred tax asset balance of $28.4 million for a net deferred tax asset of $6.9 million.

Any future reversals of the deferred tax asset valuation allowance, including a reduction for the effect of pretax income, would decrease the Company’s income tax expense and increase net income.  While the Company maintains a deferred tax asset valuation allowance, changes in the gross unrealized gain on the Company’s investment portfolio will continue to affect the Company’s future deferred tax valuation allowance and provision for income taxes.

Table 10
PROVISION (BENEFIT) FOR INCOME TAXES
(Dollars in thousands)	Q1	Q1		Q4
	2011	2010	Change	2010

Benefit for income taxes net of initial
establishment of deferred tax asset valuation allowance	$-	$-	$-	$-
Provision (benefit) for income taxes from deferred
tax asset valuation allowance:
Establishment of deferred tax asset valuation allowance	-	-	-	-
Unrealized (gain) loss on securities	694	(800)	1,494	2,077
Change in deferred tax assets-tax return adjustments	-	-	-	1,472
Total provision (benefit) for income taxes	$694	$(800)	$1,494	$3,549

Credit Quality

The Company recorded a first quarter 2011 provision for credit losses of $2.1 million, a decline from $7.6 million in the same quarter of 2010. During the first quarter of 2011 we continued to have significant reduction in net charge-offs compared to the corresponding quarter a year ago. First quarter 2011 net charge-offs of $2.7 million, or .72% of average loans on an annualized basis, declined $3.1 million from $5.8 million or 1.37% of average loans annualized in the first quarter of 2010. The largest decline occurred in the real estate mortgage category where net charge-offs fell $1.9 million. The Company’s future provisioning will continue to be heavily dependent on the local real estate market, level of market interest rates, and general economic conditions nationally and in areas where the Company does business.

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

Table 11
ALLOWANCE FOR CREDIT LOSSES AND NET CHARGEOFFS
(Dollars in thousands)	Q1	Q4	Q3	Q2	Q1
	2011	2010	2010	2010	2010
Allowance for credit losses, beginning of period	$41,067	$42,618	$44,347	$41,299	$39,418
Total provision for credit losses	2,076	1,693	1,567	7,758	7,634
Loan net charge-offs:
Commercial	263	1,109	524	1,684	839
Commercial real estate construction	65	76	-	248	487
Residential real estate construction	311	89	813	432	734
Total real estate construction	376	165	813	680	1,221
Mortgage	205	347	449	478	909
Nonstandard mortgage	315	76	5	641	1,497
Home equity	853	570	568	627	914
Total real estate mortgage	1,373	993	1,022	1,746	3,320
Commercial real estate	326	584	339	275	95
Installment and consumer	168	59	272	146	137
Overdraft	208	334	326	179	141
Total loan net charge-offs	2,714	3,244	3,296	4,710	5,753

Total allowance for credit losses	$40,429	$41,067	$42,618	$44,347	$41,299
Components of allowance for credit losses:
Allowance for loan losses	$39,692	$40,217	$41,753	$43,329	$40,446
Reserve for unfunded commitments	737	850	865	1,018	853
Total allowance for credit losses	$40,429	$41,067	$42,618	$44,347	$41,299

Net loan charge-offs to average loans (annualized)	0.72%	0.83%	0.82%	1.15%	1.37%
Allowance for loan losses to total loans	2.58%	2.62%	2.65%	2.70%	2.43%
Allowance for credit losses to total loans	2.63%	2.67%	2.71%	2.77%	2.48%
Allowance for loan losses to nonperforming loans	74%	66%	61%	55%	47%
Allowance for credit losses to nonperforming loans	75%	67%	62%	56%	48%

The March 31, 2011, allowance for credit losses of $40.4 million or 2.63% of total loan balances was a decrease in the allowance for credit losses from $41.3 million a year ago but an increase from 2.48% as a percentage of total loan balances over the same period. The increase in the allowance for credit losses as a percentage of total loan balances over the past twelve months was mostly due to higher general valuation allowances in our reserve model and negative risk rating migration. During first quarter 2011, net charge-offs exceeded the provision for credit losses by $.6 million. This was due to a lower amount of provision for credit losses being required as a result of a reduction in unallocated reserves and the release of reserves as certain loans moved from being included in the general valuation allowance to being individually measured for impairment. These changes caused the March 31, 2011 allowance for credit losses at 2.63% of total loans to decline slightly from 2.67% at year end 2010. The Company’s estimate of appropriate reserve amounts will continue to be closely related to the loan portfolio’s credit quality performance trends and the region’s economic conditions.

Total nonperforming assets were $93.3 million or 3.8% of total assets as of March 31, 2011, compared to $130.7 million and 4.9%, respectively, a year ago. The decline in total nonperforming assets from $100.7 million at December 31, 2010, represents the eighth consecutive quarterly decline. The allowance for credit losses represented 75% of nonperforming loans at March 31, 2011, an increase from 48% a year ago.

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

Table 12
NONPERFORMING ASSETS
(Dollars in thousands)	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Loans on nonaccrual status:
Commercial	$12,803	$13,377	$13,319	$15,317	$24,856
Real estate construction:
Commercial real estate construction	4,032	4,077	3,391	3,391	3,939
Residential real estate construction	4,093	6,615	13,316	19,465	19,776
Total real estate construction	8,125	10,692	16,707	22,856	23,715
Real estate mortgage:
Mortgage	5,714	9,318	13,040	14,535	9,829
Nonstandard mortgage	6,451	5,223	5,150	6,121	9,327
Home equity	1,426	950	1,538	2,198	2,248
Total real estate mortgage	13,591	15,491	19,728	22,854	21,404
Commercial real estate	19,424	21,671	18,792	17,542	15,322
Installment and consumer	-	-	-	74	172
Total nonaccrual loans	53,943	61,231	68,546	78,643	85,469
90 days past due not on nonaccrual	-	-	-	-	-
Total nonperforming loans	53,943	61,231	68,546	78,643	85,469

Other real estate owned	39,329	39,459	35,814	37,578	45,238
Total nonperforming assets	$93,272	$100,690	$104,360	$116,221	$130,707

Nonperforming loans to total loans	3.51%	3.99%	4.35%	4.91%	5.13%
Nonperforming assets to total assets	3.80%	4.09%	4.20%	4.64%	4.91%

Over the past year total nonaccrual loans declined $31.5 million or 37% to $53.9 million at March 31, 2011. This reduction reflected nonaccrual loans migrating through steps leading to resolutions, including nonaccrual loan payoffs, problem loans managed to lower outstanding balances, and advancing nonaccrual loans to OREO. Non-accrual loans declined in all loan categories except commercial real estate. At March 31, 2011, the total nonaccrual loan portfolio had been written down 21% from the original principal balance compared to 29% at the end of 2010 as the severity of impairments on nonaccrual loans eased.

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

As indicated in Table 13 below, the Company’s OREO property disposition activities continue. During the first quarter 2011, the Company disposed of 28 OREO properties with a book value of $5.9 million while acquiring 25 properties with a book value of $6.5 million. The Company continued to take ownership of additional real property related to loans which previously were on nonaccrual status, and this offset the Company’s OREO sales activities in the most recent quarter. At March 31, 2011, the OREO portfolio consisted of 399 properties with a book value of $39.3 million. The year-end OREO balance reflected write-downs totaling 48% from original loan principal compared to 50% twelve months earlier. The largest balances in the OREO portfolio at March 31, 2011, were attributable to homes followed by residential site development projects and income producing properties, all of which are located within our footprint.

Table 13
OTHER REAL ESTATE OWNED ACTIVITY
(Dollars in thousands)	Q1 2011		Q4 2010		Q3 2010		Q2 2010		Q1 2010
	Amount	#	Amount	#	Amount	#	Amount	#	Amount	#
Beginning balance	$39,459	402	$35,814	448	$37,578	446	$45,238	596	$53,594	672
Additions to OREO	6,479	25	11,053	35	5,119	53	7,209	20	5,003	15
Dispositions of OREO	(5,952)	(28)	(5,886)	(81)	(5,372)	(51)	(13,612)	(170)	(11,000)	(91)
OREO valuation adj.	(657)	-	(1,522)	-	(1,511)	-	(1,257)	-	(2,359)	-
Ending balance	$39,329	399	$39,459	402	$35,814	448	$37,578	446	$45,238	596

Table 14
OTHER REAL ESTATE OWNED BY PROPERTY TYPE
(Dollars in thousands)	Mar. 31	# of	Dec. 31,	# of	Sept. 30,	# of
	2011	properties	2010	properties	2010	properties
Homes	$15,093	64	$17,297	69	$15,341	66
Residential site developments	6,973	236	7,340	245	8,096	281
Lots	3,758	56	3,700	56	4,062	61
Land	4,427	11	5,135	12	3,525	10
Income producing properties	6,613	9	5,162	7	3,212	7
Condominiums	1,792	12	128	2	881	12
Multifamily	673	11	697	11	697	11
Total	$39,329	399	$39,459	402	$35,814	448

Other:

The Company will hold a Webcast conference call Monday, April 25, 2011, at 11:00 a.m. Pacific Time, during which the Company will discuss first quarter 2011 results and key activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “1st Quarter 2011 Earnings Conference Call” tab. The conference call may also be accessed by dialing (877) 247-4281 Conference ID#: 56331847 a few minutes prior to 11:00 a.m. Pacific Time. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

West Coast Bancorp is a Northwest bank holding company with $2.5 billion in assets and 65 offices in Oregon and Washington.  The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank.  For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA.  These statements can often be identified by words such as "expects," "believes," “anticipates,” or "will," or other words of similar meaning. Actual results could be quite different from those expressed or implied by the forward-looking statements, which give our current expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, the effects of (i) market conditions in our service areas on our efforts to continue to reduce our levels of nonperforming assets and increase loan originations as well as (ii) all risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2010, including under the headings "Forward Looking Statement Disclosure" and in the section "Risk Factors.”

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

Table 15
INCOME STATEMENT
(Dollars in thousands)	Q1	Q1	Change		Q4	Full Year	Full Year
	2011	2010	$	%	2010	2010	2009
Net interest income
Interest and fees on loans	$20,299	$22,843	$(2,544)	-11%	$21,350	$88,409	$100,356
Interest on investment securities	4,548	4,207	341	8%	4,064	16,668	11,422
Other interest income	71	148	(77)	-52%	95	499	372
Total interest income	24,918	27,198	(2,280)	-8%	25,509	105,576	112,150
Interest expense on deposit accounts	1,809	4,293	(2,484)	-58%	2,009	12,130	24,442
Interest on borrowings and subordinated debentures	1,597	2,272	(675)	-30%	1,611	10,139	8,981
Total interest expense	3,406	6,565	(3,159)	-48%	3,620	22,269	33,423
Net interest income	21,512	20,633	879	4%	21,889	83,307	78,727

Provision for credit losses	2,076	7,634	(5,558)	-73%	1,693	18,652	90,057

Noninterest income
Service charges on deposit accounts	3,644	3,596	48	1%	3,736	15,690	15,765
Payment systems related revenue	2,930	2,536	394	16%	2,984	11,393	9,399
Trust and investment services revenues	1,148	979	169	17%	1,143	4,267	4,101
Gains on sales of loans	513	141	372	264%	568	1,197	1,738
Net OREO valuation adjustments
and gains (losses) on sales	(334)	(2,058)	1,724	84%	(1,186)	(4,415)	(26,953)
Other	748	757	(9)	-1%	733	3,003	4,438
Other-than-temporary impairment losses	-	-	-	0%	-	-	(192)
Gain on sales of securities	267	457	(190)	-42%	617	1,562	833
Total noninterest income	8,916	6,408	2,508	39%	8,595	32,697	9,129
Noninterest expense
Salaries and employee benefits	11,877	11,175	702	6%	11,521	45,854	44,608
Equipment	1,528	1,576	(48)	-3%	1,540	6,247	8,120
Occupancy	2,165	2,184	(19)	-1%	2,245	8,894	9,585
Payment systems related expense	1,247	1,004	243	24%	1,297	4,727	4,036
Professional fees	982	861	121	14%	822	3,991	4,342
Postage, printing and office supplies	810	804	6	1%	816	3,148	3,201
Marketing	651	687	(36)	-5%	800	3,086	2,990
Communications	378	382	(4)	-1%	388	1,525	1,574
Goodwill impairment	-	-	-	0%	-	-	13,059
Other noninterest expense	2,915	2,422	493	20%	3,901	12,865	16,773
Total noninterest expense	22,553	21,095	1,458	7%	23,330	90,337	108,288
Net income (loss) before income taxes	5,799	(1,688)	7,487	444%	5,461	7,015	(110,489)
Provision (benefit) for income taxes	694	(800)	1,494	187%	3,549	3,790	(19,276)
Net income (loss)	$5,105	$(888)	$5,993	675%	$1,912	$3,225	$(91,213)

Net income (loss) per share:
Basic	$0.05	$(0.01)	$0.06		$0.02	$0.03	$(5.83)
Diluted	$0.05	$(0.01)	$0.06		$0.02	$0.03	$(5.83)

Weighted average common shares	94,800	67,125	27,675		94,792	87,300	15,510
Weighted average diluted shares	99,694	67,125	32,569		97,863	90,295	15,510

Tax equivalent net interest income	$21,770	$20,954	$816		$22,156	$84,478	$80,222

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

Table 16
BALANCE SHEETS
(Dollars in thousands)	Mar. 31,	Mar. 31,	Change		Dec. 31,
	2011	2010	$	%	2010
Assets:
Cash and due from banks	$50,865	$47,002	$3,863	8%	$42,672
Federal funds sold	1,966	3,859	(1,893)	-49%	3,367
Interest-bearing deposits in other banks	122,224	238,680	(116,456)	-49%	131,952
Total cash and cash equivalents	175,055	289,541	(114,486)	-40%	177,991
Investment securities	643,705	571,600	72,105	13%	646,112
Total loans	1,535,700	1,666,933	(131,233)	-8%	1,536,270
Allowance for loan losses	(39,692)	(40,446)	754	2%	(40,217)
Loans, net	1,496,008	1,626,487	(130,479)	-8%	1,496,053
Total interest earning assets	2,305,780	2,482,437	(176,657)	-7%	2,321,611
OREO, net	39,329	45,238	(5,909)	-13%	39,459
Goodwill and other intangibles	298	557	(259)	-46%	358
Other assets	97,462	128,286	(30,824)	-24%	101,086
Total assets	$2,451,857	$2,661,709	$(209,852)	-8%	$2,461,059

Liabilities and Stockholders' Equity:
Demand	$561,995	$517,628	$44,367	9%	$555,766
Savings and interest-bearing demand	461,542	415,212	46,330	11%	445,878
Money market	661,327	636,786	24,541	4%	663,467
Time deposits	243,567	495,797	(252,230)	-51%	275,411
Total deposits	1,928,431	2,065,423	(136,992)	-7%	1,940,522
Borrowings and subordinated debentures	219,599	314,299	(94,700)	-30%	219,599
Reserve for unfunded commitments	737	853	(116)	-14%	850
Other liabilities	26,102	20,637	5,465	26%	27,528
Total liabilities	2,174,869	2,401,212	(226,343)	-9%	2,188,499
Stockholders' equity	276,988	260,497	16,491	6%	272,560
Total liabilities and stockholders' equity	$2,451,857	$2,661,709	$(209,852)	-8%	$2,461,059

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

Table 17
AVERAGE BALANCE SHEETS
(Dollars in thousands)	Q1	Q1	Q4	Full Year	Full Year
	2011	2010	2010	2010	2009
Cash and due from banks	$48,698	$46,480	$51,044	$48,976	$47,433
Federal funds sold	3,947	12,912	3,996	6,194	6,673
Interest-bearing deposits in other banks	106,794	227,278	142,398	188,925	136,944
Total cash and cash equivalents	159,439	286,670	197,438	244,095	191,050
Investment securities	673,449	557,378	646,776	606,099	337,541
Total loans	1,529,290	1,702,763	1,556,975	1,622,445	1,914,975
Allowance for loan losses	(40,296)	(39,957)	(42,208)	(42,003)	(37,363)
Loans, net	1,488,994	1,662,806	1,514,767	1,580,442	1,877,612
Total interest earning assets	2,314,612	2,513,313	2,351,927	2,425,073	2,398,675
Other assets	128,986	170,521	126,179	145,235	209,073
Total assets	$2,450,868	$2,677,375	$2,485,160	$2,575,871	$2,615,276

Demand	$552,229	$519,492	$566,998	$540,280	$499,283
Savings and interest-bearing demand	450,399	419,145	454,185	438,665	387,905
Money market	660,672	642,594	670,580	659,542	617,881
Time deposits	269,038	507,706	281,009	388,500	587,299
Total deposits	1,932,338	2,088,937	1,972,772	2,026,987	2,092,368
Borrowings and subordinated debentures	219,599	314,299	217,256	264,589	304,085
Total interest bearing liabilities	1,599,708	1,883,744	1,623,030	1,751,296	1,897,170
Other liabilities	24,983	19,762	18,858	18,486	19,044
Stockholders' equity	273,948	254,377	276,274	265,809	199,779
Total liabilities and stockholders' equity	$2,450,868	$2,677,375	$2,485,160	$2,575,871	$2,615,276

WEST COAST BANCORP REPORTS FIRST QUARTER 2011 RESULTS
April 25, 2011

The following table presents information about the Company’s total performing delinquent loans.

Table 18
DELINQUENT LOANS 30-89 DAYS PAST DUE AS A % OF LOAN CATEGORY
(Dollars in thousands)	Mar. 31,	Mar. 31,	Dec. 31,
	2011	2010	2010
Commercial loans	0.26%	0.10%	0.02%
Real estate construction loans	0.00%	0.72%	0.00%
Real estate mortgage loans	0.28%	0.53%	0.59%
Commercial real estate loans	0.36%	0.30%	0.07%
Installment and other consumer loans	1.06%	0.69%	0.34%

Total delinquent loans 30-89 days past due	$4,901	$5,566	$2,721
Delinquent loans to total loans	0.32%	0.33%	0.18%

The following table presents information regarding common shares outstanding at March 31, 2011 on an actual and diluted basis.

Table 19
COMMON SHARE AND DILUTIVE SHARE INFORMATION
(Shares in thousands)

Number
of shares
Common shares outstanding at March 31, 2011	94,800

Common shares issuable on conversion of series B preferred stock 1	6,066
Dilutive impact of warrants 2 3	4,780
Dilutive impact of stock options and restricted stock 3	582
Total potential dilutive shares 4	106,228

1 121,328 shares of series B preferred stock outstanding at December 31, 2010.
2 Warrants to purchase 240,000 shares at a price of $100 per series B preferred share outstanding at March 31, 2011.
3 The estimated dilutive impact of warrants, options, and restricted stock is shown. These figures are calculated under the treasury method utilizing an average stock price of $3.32 for the period and do not reflect the number of common shares that would be issued if securities were exercised in full.
4 Potential dilutive shares is a non-GAAP figure and not the weighted average diluted shares calculated in accordance with GAAP.